UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2024

LIVENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38694	82-4699376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1818 Market Street Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-5900

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTHM	New York Stock Exchange

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed, on May 10, 2023, Livent Corporation, a Delaware corporation (“Livent” or the “Company”), entered into the Transaction Agreement, as amended by the Amendment to Transaction Agreement, dated as of August 2, 2023, the Second Amendment to Transaction Agreement, dated as of November 5, 2023 and the Third Amendment to Transaction Agreement, dated as of December 20, 2023 (as amended, the “Transaction Agreement”), by and among Livent, Allkem Limited, an Australian public company limited by shares (“Allkem”), Arcadium Lithium plc, a public limited company incorporated under the laws of the Bailiwick of Jersey (“Arcadium”), Lightning-A Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Arcadium Lithium Intermediate IRL Limited, a private company limited by shares and incorporated and registered in Ireland (“Irish IntermediateCo”).

The transactions (collectively, the “transaction”) contemplated by the Transaction Agreement were consummated by way of (a) a scheme of arrangement under Australian law (the “scheme”), pursuant to which each issued, fully paid ordinary share of Allkem held by Allkem shareholders was exchanged for (i) where the Allkem shareholder did not elect to receive ordinary shares, par value $1.00 per share, of Arcadium (each, an “Arcadium Share”), one Arcadium CHESS Depositary Instrument (a “CDI”) quoted on ASX, each CDI representing a beneficial ownership interest (but not legal title) in one Arcadium Share (with exceptions for certain jurisdictions in which Allkem shareholders may receive Arcadium Shares unless they elect otherwise) and (ii) where the Allkem shareholder elected to receive Arcadium Shares, one Arcadium Share (provided that, where an Allkem shareholder had a registered address in an ineligible jurisdiction, the ordinary shares of Allkem (the “Allkem Shares”) of such Allkem shareholder (an “ineligible Allkem shareholder”) were transferred to a sale nominee prior to the scheme implementation (as defined in the Transaction Agreement), and the sale nominee was then issued CDIs under the scheme and will subsequently sell all of the CDIs issued to it and remit a pro rata share of the net proceeds of the sale of all of the CDIs issued to the sale nominee to each ineligible Allkem shareholder), with Allkem becoming a wholly owned subsidiary of Arcadium and (b) a merger (the “merger”), whereby Merger Sub, a wholly owned subsidiary of Irish IntermediateCo (a direct wholly owned subsidiary of Arcadium) merged with and into Livent, with Livent surviving the merger as an indirect wholly owned subsidiary of Arcadium, and pursuant to which each share of Livent common stock, par value $0.001 per share (each, a “Livent Share”), other than certain excluded shares, was converted into the right to receive 2.406 Arcadium Shares, and such Arcadium Shares were issued at the effective time of the merger.

Further, immediately prior to the effective time (as defined in the Transaction Agreement), the outstanding time-vested restricted stock units held by Livent non-employee directors with respect to Livent Shares (“Livent Director RSUs”) vested in full and were cancelled and such non-employee directors received cash in an amount equal to (A) the number of Livent Shares subject to such Livent Director RSUs immediately prior to the effective time, multiplied by (B) the higher of the first available closing price of the Merger Consideration (as defined in the Transaction Agreement) and the closing price per Livent Share as reported on the NYSE (as defined below) on the last trading day preceding the closing date.

The issuance of Arcadium Shares to former Livent stockholders pursuant to the merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Arcadium’s registration statement on Form S-4 (File No. 333-273360), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 20, 2023, as amended thereafter (including on November 15, 2023) and declared effective by the SEC on November 20, 2023 (the “Arcadium S-4”).  The issuance of Arcadium Shares to former Allkem shareholders upon the implementation of the scheme was exempt from registration pursuant to Section 3(a)(10) of the Securities Act.  The proxy statement/prospectus which forms a part of the Arcadium S-4 (the “Proxy Statement/Prospectus”) contains additional information about the transaction, including a description of the treatment of equity awards and information concerning the interests of directors, executive officers and affiliates of Arcadium, Livent and Allkem in the transaction.

The Arcadium Shares are listed on the New York Stock Exchange (the “NYSE”) and the CDIs are quoted on the Australian Stock Exchange (the “ASX”).

As a result of the merger, Arcadium became the successor issuer to Livent pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Pursuant to Rule 12g-3(e) under the Exchange Act, Arcadium Shares are deemed to be registered under Section 12(b) of the Exchange Act, and Arcadium is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder.  Also as a result of the merger, Livent became an indirect wholly owned subsidiary of Arcadium, the Livent Shares will cease to be listed on the NYSE and Livent will terminate its reporting obligations under the Exchange Act.

The foregoing description of the Transaction Agreement is not complete and is qualified in its entirety by reference to the Transaction Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and which is incorporated herein by reference.

Item 1.01
Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Facility

On January 4, 2024, Livent, Livent USA Corp., Arcadium, Arcadium Lithium Financing IRL Limited (“FinCo”) and Irish IntermediateCo (collectively, the “Borrowers” and, each, a “Borrower”), the guarantors party thereto from time to time (the “Guarantors”), the lenders party thereto (the “Lenders”) and issuing banks party thereto and Citibank, N.A., as administrative agent (the “Administrative Agent”) for the Lenders, entered into a Joinder and First Amendment (the “Credit Agreement Amendment”) to that certain Amended and Restated Credit Agreement, dated as of September 1, 2022, among Livent, Livent USA Corp., the guarantors party thereto from time to time, the lenders party thereto from time to time and the Administrative Agent (the “Credit Agreement” and as amended by the Credit Agreement Amendment, the “Amended Credit Agreement”).

The Amended Credit Agreement provides for, among other things, (i) the addition of Arcadium, Irish IntermediateCo and FinCo as borrowers and obligors under the Amended Credit Agreement and (ii) the assignment of certain of Livent’s rights and obligations (including information reporting obligations) under the Amended Credit Agreement to Arcadium.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and the Credit Agreement Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report, and which are incorporated into this Item 1.01 by reference.

Supplemental Indenture

On January 4, 2024, Arcadium, Livent and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association) (“Trustee”) entered into the First Supplemental Indenture (the “Supplemental Indenture”), pursuant to which Arcadium assumed the obligation to issue Arcadium Shares, in lieu of Livent Shares, upon the conversion of Livent’s outstanding 4.125% Convertible Senior Notes due 2025 (the “Livent Convertible Notes”), pursuant to the Indenture, dated as of June 25, 2020, between Livent and the Trustee (the “Indenture”), governing the Livent Convertible Notes.  Arcadium did not assume any other obligations under the Livent Convertible Notes.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Indenture and supplemental indenture, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report, and which are incorporated into this Item 1.01 by reference.

Item 3.01
Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the implementation of the scheme and the merger, Livent Shares were registered pursuant to Section 12(b) of the Exchange Act and listed on the New York Stock Exchange (the “NYSE”).  As a result of the merger, Livent became an indirect wholly owned subsidiary of Arcadium.  Accordingly, on January 4, 2024, Livent notified the NYSE of its intent to remove its securities from listing on the NYSE and requested that the NYSE file with the SEC an application on Form 25 to report the delisting of its securities from the NYSE. On January 4, 2024, the NYSE suspended trading of the Livent Shares prior to market open. On January 4, 2024, Arcadium Shares commenced trading on the NYSE under the symbol “ALTM.” On January 4, 2024, in accordance with Livent’s request, the NYSE filed a Form 25 with respect to the Livent Shares with the SEC in order to provide notification of such delisting of such securities under Section 12(b) of the Exchange Act. Livent intends to file a Form 15 with the SEC to terminate the registration of the Livent Shares under the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act approximately ten days after the aforementioned filing of the Form 25.

The information set forth in the Introductory Note to this Current Report is incorporated into this Item 3.01 by reference.

Item 3.03          Material Modification to Rights of Security Holders.

In connection with the transaction, on January 4, 2024, Livent amended and restated its certificate of incorporation (the “Amended Certificate”) and bylaws (the “Amended Bylaws”), each of which are filed as Exhibit 3.1 and 3.2, respectively, to this Current Report, and are incorporated into this Item 5.03 by reference.

The Amended Certificate was amended and restated to be in the form of the certificate of incorporation of Merger Sub as in effect immediately prior to the effective time of the merger (except that all references therein to Merger Sub were changed to references to Livent and the provisions relating to the incorporation of Merger Sub were omitted). The Amended Bylaws were amended and restated to be in the form of the bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger (except that all references therein to Merger Sub were changed to references to Livent).

The information set forth in the Introductory Note and Item 5.01 of this Current Report is incorporated into this Item 3.03 by reference.

Item 5.01
Changes in Control of Registrant.

As a result of the completion of the transaction, there was a change in control of Livent and Livent became an indirect wholly owned subsidiary of Arcadium. To the knowledge of Livent, no arrangements exist which may at a subsequent date result in a further change in control of Livent.

The information set forth in the Introductory Note of this Current Report is incorporated into this Item 5.01 by reference.

Item 5.03
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report is incorporated into this Item 5.03 by reference.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1*^
Transaction Agreement, dated as of May 10, 2023, by and among Livent Corporation, Allkem Limited, Arcadium Lithium plc (originally named Lightning-A Limited and formerly known as Allkem Livent plc), Lightning-A Merger Sub, Inc. and Arcadium Lithium Intermediate IRL Limited, as amended by the Amendment to Transaction Agreement, dated as of August 2, 2023, the Second Amendment to Transaction Agreement, dated as of November 5, 2023, and the Third Amendment to Transaction Agreement, dated as of December 20, 2023, and as may be further amended from time to time (incorporated by reference to Exhibit 2.1 to Arcadium Lithium plc’s Registration Statement on Form S-4, File No. 333-273360, initially filed with the SEC on July 20, 2023, as amended thereafter (including on November 15, 2023) and declared effective by the SEC on November 20, 2023)

3.1**	Amended and Restated Certificate of Incorporation of Livent Corporation, as amended on January 4, 2024
3.2**	Amended and Restated By-Laws of Livent Corporation, as amended on January 4, 2024
4.1*
Indenture, dated as of June 25, 2020, between Livent Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.3 to Livent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022)

4.2**	First Supplemental Indenture, dated January 4, 2024, by and among Livent Corporation, Arcadium Lithium plc and U.S. Bank Trust Company, National Association
10.1*
Amended and Restated Credit Agreement, dated as of September 1, 2022, among Livent Corporation, Livent USA Corp., the guarantor subsidiaries described therein, Citibank, N.A., as administrative agent, and the lenders and issuing banks listed therein (incorporated by reference to Exhibit 10.22 to Livent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022)

10.2**
Joinder and First Amendment to Amended and Restated Credit Agreement, dated January 4, 2024, by and among Livent Corporation, Livent USA Corp., Arcadium Lithium plc, Arcadium Lithium Intermediate IRL Limited, Arcadium Lithium Financing IRL Limited, the guarantors party thereto from time to time, the lenders party thereto, the issuing banks party thereto and Citibank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

^	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish copies of any such schedules to the SEC upon request.

*	Incorporated by reference herein.

**	Submitted herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Livent Corporation

By:	/s/ Gilberto Antoniazzi
Name:	Gilberto Antoniazzi
Title:	Chief Financial Officer

Dated: January 4, 2024